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                                                                   Exhibit 10.57

                              TERMINATION AGREEMENT

     Polar Molecular Corporation (the "Company") and APS Financial Corporation ("APSF") hereby enter into this Termination Agreement (this "Termination") as of this 1st day of November, 2001.

     1. APSF and the Company are parties to that certain Letter Agreement (the "Letter Agreement") between APSF and the Company dated as of January 16, 2001 whereby the Company engaged APSF to be its exclusive placement agent in connection with a proposed private placement of the Company's preferred stock. The Company and APSF desire to terminate the Letter Agreement on the terms and subject to the conditions set forth herein:

          a. APSF shall be paid monthly advisory fees pursuant to Section 2.3 of the Letter Agreement in the aggregate amount of $110,000 immediately upon the execution and delivery of this Termination. The Company may issue APSF common stock in lieu of cash to discharge its obligations for such payment as provided in Section
               2.3 of the Letter Agreement. After such payment, APSF shall not be entitled to payment of any further compensation under Section 2 of the Letter Agreement; provided this shall not be construed to alter or affect in any way APSF's entitlement to, or rights under, any compensation previously received under the Letter Agreement, whether in the form of Bridge Placement Warrants, cash fees, registration rights, or otherwise.

          b. The provisions of Section 3 of the Letter Agreement are hereby terminated and APSF hereby acknowledges that its right to appoint or elect or cause the

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               appointment or election of members of the Board of Directors of the Company is hereby terminated

          c. Each of the Company and APSF further acknowledges that as a result of the termination of the Letter Agreement, APSF no longer retains any right or obligation to act on behalf of the Company as the agent of the Company

          d. The waiver and termination of rights provided in this Termination are intended to be narrowly construed. Accordingly, except as specifically set forth in clauses a. through c. above, neither the Company nor APSF waive, alter or relinquish any rights they have or may have under the Letter Agreement including, without limitation, any rights arising under the provisions of Section 2 that purport to grant APSF or its assignees or designees registration rights, or under the provisions of Sections 1.4, 4 (and the related Schedule I), 6, 7 and 8 of the Letter Agreement, all of which shall survive this Termination. Furthermore, neither the execution and delivery of this Termination nor anything contained herein is intended to waive, alter or release any rights APSF or its assignees or designees have, or may have, under any other instruments, warrants, documents, contracts or agreements entered into by, or which purport to create benefits on behalf of, APSF, including without limitation any and all warrants heretofore issued to APSF or its assignees or designees, all rights arising under that certain Bridge Securities Purchase Agreement entered into by the Company dated January, 2001 (including without limitation those arising under Section 4.07 thereof) and all rights under that certain Investors' Rights Agreement entered into by the Company dated January 30, 2001

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     2. Notwithstanding any other provision of this Termination, neither the
Company nor APSF releases or discharges any claims or rights created by the terms of this Termination or which may arise from breach of this Termination. This Termination and any disputes relating hereto is subject in all respects to to the arbitration provisions of section 6 of this Letter Agreement.

     3. This Termination may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

                            [Signature Page Follows]

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     IN WITNESS WHEREOF, each of the Company and APSF have executed this
Termination to be effective as of the date first set forth herein.


                                  COMPANY:

                                  POLAR MOLECULAR CORPORATION


                                  By: /s/ Mark L. Nelson
                                      -----------------------------------------
                                  Name:   Mark L. Nelson
                                  Title:  President and Chief Executive Officer


                                  APSF:

                                  APS FINANCIAL CORPORATION


                                  By: /s/ George S. Conwill
                                      ------------------------------------------
                                  Name:   George S. Conwill
                                  Title:  President

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